Exhibit 99.1

NEWS RELEASE

COMSTOCK ANNOUNCES FULL YEAR 2025 ACHIEVEMENTS AND RESULTS

Expands Board as Company Accelerates Growth in Solar Recycling and Critical Metals Recovery

VIRGINIA CITY, NEVADA, March 24, 2026 – Comstock Inc. (NYSE: LODE) (“Comstock,” “our” and the “Company”), today announced its full year 2025 results, 2025 summary achievements, and our 2026 business outlook.

“Last year marked a number of critical achievements that punctuated the turnaround from a junior mining opportunity into a validated, leading metals recovery company positioned for global growth, including final proof of our zero-landfill recycling concept from our demonstration facility, team-building, full permitting, final, first-of-its-kind engineered and tested designs, secured industrial scale facility and storage capacity and fully funded the facility and operations while also receiving direct investment from Marathon Petroleum Corp and another third party investor, directly into Bioleum Corp., validating our efforts,” stated Corrado De Gasperis, the Company’s Executive Chairman and Chief Executive Officer. “Comstock has now founded, developed and positioned two distinct, high-growth businesses: a Nevada-based metals recovery company and an Oklahoma-based renewable fuels company, each with sophisticated strategic and financial partners and clear paths toward commercialization and growth.”

Recent Corporate Transactional and Liquidity and Capital Resources Highlights

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Completed, in early 2026, an oversubscribed equity financing of $57.5 million in gross proceeds and $53.0 million, net of offering expenses, driven by demand from leading institutional investors and further strengthening our capital base to accelerate the commercialization and development of the Comstock Metals recycling and refining processes;

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Eliminated all debt obligations, including convertible and promissory notes, and extinguished multiple other non-debt obligations, resulting in a strong financial position for accelerating growth and further monetizing non-core assets;

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Separated Bioleum Corp. from Comstock based on $35 million in direct strategic investments from Marathon Petroleum Corp and another investor and secured our investment through a $65 million Convertible Preferred Stock.

●	Secured power equivalent to 250-300 MW supporting a high value monetization of Nevada real estate investments;
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Expands Board with three outstanding, experienced, independent directors representing two of the Company’s top four shareholders, reflecting support of the exceptional opportunity positioned for solar recycling and critical metals. Cash and cash Equivalents were $17.0 million at December 31, 2025, and of cash and cash equivalents, prior to the net proceeds from the 2026 financing; and $56.1 million at March 20, 2026.

●	Common shares outstanding were 51.9 million at December 31, 2025, and 74.1 million shares at March 20, 2026.

“The successful capitalization of our Company with aligned, long term investors positions and enables global industrial growth and further non-core asset and investment sales to become a highly focused, highly-profitable, multi-billion dollar valued corporation,” stated Mr. De Gasperis. “This also positioned the interest and opportunity to further align, expand and enhance our board and governance with the competencies and capacities for governing a multi-billion-dollar global enterprise. Having two of our top four investors excited to support and participate this remarkable opportunity is highly gratifying, to say the least.”

Selected Segment Highlights for Comstock Metals (for the year ended December 31, 2025)

“We have now received all permits for commissioning and operating our first industry-scale facility. Equipment is arriving daily with all equipment expected on site in early April, with commissioning underway, and operations start up, on plan, during the second quarter of this year just as our order pipeline grows,” said Dr. Fortunato Villamagna, President of Comstock Metals.

Comstock Metals

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Certified the R2v3/RIOS Responsible Recycling Standard by Sustainable Electronics Recycling International (“SERI”), authenticating the first zero-landfill recycling process that safely repurposes all recycled materials;

●	Received all operating and storage permits for our first-of-its-kind industry-scale facility in Nevada;
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Receiving and installing major precision-manufactured equipment for the industrial production line, with commissioning ongoing and continuous operations on schedule for commencement in the second quarter of 2026;

●	Secured Master Service Agreements with multiple major utilities, developers, EPC firms, contractors, installers, and asset owners across the Southwest and multiple other regions of the United States;
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Secured permits and received approval from California’s Department of Toxic Substances Control (“DTSC”), becoming one of a select group of companies authorized and operating as a universal waste recycler in California;

●	Established an Ohio and California-based logistics and aggregation hubs supporting two of the largest end-of-life solar panel geographic markets in the United States;
●	Completed preliminary design and feasibility for a U.S.-based, industrial metal refining solution for our tailings; and
●	Selected and submitted state-level permit applications for a second industry-scale production facility in Nevada.

“We remain the only certified R2v3/RIOS Responsible Recycling Standard by SERI for solar panel recycling (100% of the entire panel) and, with permits secured, the only solution that can efficiently scale to meet our customers rapidly growing need for end-of-life panel disposal,” said Dr. Villamagna. “Our sales and marketing teams are solely focused on expanding and capturing that market while our facility planning team simultaneously coordinating strategic site selections (processing and storage) across the whole country.”

Selected Segment Highlights for Comstock Mining (for the year ended December 31, 2025)

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Closed on the sale and monetization of the northern district claims for approximately $3.0 million in total proceeds, including the acquisition, for no additional consideration, of more than 238 acres of Lyon County mineral properties, further enhancing our portfolio of Lyon County mineral properties and directly supporting the Dayton resource mine plans;

●	Increased our internal economic mineralized material estimates based on significantly higher gold and silver prices;
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Completed the purchase of the Haywood industrial mineral properties, a key location for processing Dayton materials, and further enhancing our Lyon County mineral holdings and directly supporting the Dayton resource plans; and

●	Engaged multiple, sophisticated mining companies about the sale and monetization of our mineral and mining assets.

“The rapidly rising industrial silver demand and ongoing geopolitical concerns created an unprecedented runup in gold and a possibly even greater set up for silver prices, benefitting both our recycling and mining businesses. Our historic, world-class Nevada mining assets are now very well positioned for monetization, and we are directly engaged with a number of sophisticated mining concerns,” said Comstock’s Chief Financial Officer and Comstock Mining President, Mr. Judd Merrill.

Selected Highlights for Bioleum Corporation (“Bioleum”) (for the year ended December 31, 2025)

●	Separated our fuels portfolio and resources into the newly-created, Oklahoma-headquartered Bioleum Corporation:
●	Agreed on a $13.0 million strategic pre-Series A investment from subsidiaries of Marathon Petroleum Corp. (“MPC”);
●	Closed on a $20.0 million Series A preferred equity financing, with additional Series A planned for early 2026;
●	Exchanged our five-year, $65.0 million funding into a Series 1 Convertible Preferred Stock that is convertible into 32.5 million of the underlying common shares of stock of Bioleum Corporation;
●	Advanced our Cooperative Research and Development Agreement (“CRADA”) activities with the National Laboratory of the Rockies (“NRL”) and MIT for advancements in our low cost, high energy solutions;
●	Restarted the Madison, Wisconsin MPC pilot facility, fully integrating the Madison development teams;
●	Secured the first site and advanced site-specific engineering for the planned Oklahoma-based Bioleum refinery; and
●	Earned the second $1 million of the $3 million in awards from Oklahoma’s Quick Action Closing Fund.
●	Acquired Hexas Biomass Inc. and the entire RenFuel IP portfolio in December 2025.

“Bioleum is positioned for an unprecedented, versatile, and exceptionally high-yielding, ultra-low-carbon biofuel solution that integrates waste streams and purpose-grown crops in an extending eco-system designed to produce an abundance of extremely low carbon liquid fuels,” said Mr. DeGasperis. “Bioleum’s working teams in Wisconsin and Oklahoma are integrating their efforts into a system designed for accelerating commercially viable technologies while working on commercializing a series of farm-and-waste woody biomass to fuels production platforms.”

Outlook for 2026

Comstock Metals has established the goal of setting the global standard for solar panel recycling. Our process creates no waste, no landfilled materials, and results in clean recycled products safe for reuse.

Bioleum seeks to commercialize technologies, systems and supply chains that produce renewable fuels from waste, purpose grown energy crops and other forms of woody biomass, enabling and integrating agricultural and clean energy economics.

The growth opportunities for both Comstock Metals and Bioleum have and continue developing beyond our original plans, and we have now realigned both the organizations and their respective capital bases with some of the most sophisticated partners for investment, feedstocks, technologies, operations, and offtakes, including significant investments.

The Company’s Corporate objectives for 2026 include:

●	Monetize our legacy mineral and mining properties, plants and equipment;
●	Secure sufficient power source to enable hyper-scale data center developments in Silver Springs, NV;
●	Restructure, align, power, and expand the ownership in the Sierra Springs Opportunity Fund Inc. and monetize;
●	Monetize all other legacy, non-core real estate in Silver Springs, NV;
●	Support the next phases of accelerating Metals growth, including refining; and
●	Support the next phases of accelerating Fuels growth, including the commercialization of Hexas-based biomass solutions.

The Company’s progress to date has now resulted in two, fully dedicated, high-growth potential companies: our Nevada-based renewable metals operation with expanding, multiple, industry-scale production sites and our Oklahoma-headquartered Bioleum Corporation, with major research, development and pilot production operations based in Wausau and Madison, Wisconsin and Hexas Biomass farming and purpose grown energy crop solutions in Olympia, Washington.

Comstock Metals

Comstock Metals has now been operating its first commercial demonstration facility for nearly two years and in November of 2024, submitted permits for the first industry-scale photovoltaic recycling facility in northern Nevada. The permits were received in early January of 2026. Comstock Metals has also selected its second site in the southern part of the State of Nevada. These industry-scale facilities are designed for recycling up to 3.3 million panels (or approximately 100,000 tons) of annual capacity, with operations for the first facility commencing post commissioning activities during the first quarter of 2026 for operations in the second quarter 2026.

Additional site selection activities are ongoing for the next five industry-scale facilities (that is, industry-scale recycling facilities #3-#7) and multiple associated storage sites and at least one centralized, industrial scale refining facility capable of handling the metals-rich tailings produced by its recycling facilities.

The Company's Metals objectives for 2026 include:

●	Receive, deploy, assemble and commission our first industry-scale facility in Silver Springs, NV;
●	Operate our first industry-scale facility in Silver Springs profitably;

●	Secure additional Master Service Agreements (MSA) with national and regional customers;
●	Select and secure additional sites, expand storage capabilities and secure permits for these additional sites;
●	Submit permits for our second industry-scale facility in southern, NV;
●	Procure the equipment for our second industry-scale recycling and processing facility and commence commissioning;
●	Complete site selection for at least three additional solar panel recycling locations and commence permitting;
●	Evaluate international expansion opportunities with international strategic and capital partners; and
●	Advance development efforts, with strategic partners, to recover more and higher-purity materials from recycled streams.

The capital expenditures for each of the first and second facilities with 100,000 tons of annual capacity are expected to be approximately $14.0 million each, which includes expanded storage. The Company estimates total capital spending of approximately $13.0 million to be fully paid by the end of the first quarter of 2026. Revenues were three times greater in 2025 of $1.4 million, as compared to 2024 of $0.4 million. Total billings in 2025 were over $3.5 million. Master Service Agreements are being signed with major utility and electronic recycling aggregators across the U.S. and particularly in the southwest regions including California, Arizona and Nevada. Future revenue growth will depend on the rate of customer replacements, pricing, and operating performance as the Company scales production.

Comstock Mining

Comstock Mining has amassed the single largest known land position within the Comstock mineral district, including an extensive repository of drilling data, engineering, and gold and silver resources, including the Lucerne and Dayton resources.

The Company's Mining objectives for 2026 include:

●	Commercialize agreements that monetize our mining and related mining beneficiation assets; and
●	Publish the Dayton Consolidated Project technical work with preliminary economics and sensitivities.

The Company’s 2026 efforts will be to monetize these assets completely or partially, with partners willing to acquire and deploy capital and capacity to develop, advance and ultimately further monetize these assets to the benefit our shareholders.

Bioleum

Bioleum is actively engaged in the expansion of its pilot production facilities and the planning for its first commercial demonstration facilities and the associated supply chain participants (including feedstock, site selection, engineering, construction and offtake).

Bioleum's objectives for 2026 include:

●	Complete the remaining “Series A” equity financing for Bioleum;
●	Deploy a Hexas-based, commercial demonstration fuel farm;
●	Expand integrated pilot production capabilities to up to five barrels per week of intermediates and fuels;
●	Commercialize at least one major new project for purpose grown feedstock applications;
●	Commercialize at least one major new project for renewable fuel applications;
●	Commercialize at least one major project that integrates our technology solutions into existing production platforms; and
●	Advance our innovation and development efforts toward even higher yields, lower costs and lower capital.

Bioleum also offers integrations of its solutions into existing agriculture, forestry, pulp and paper, ethanol, and existing petroleum infrastructures to generate additional capacities, revenues, technical services, engineering and royalties. The plans also include integrating Bioleum’s high yield Bioleum refining platform with Hexas’ high yield energy crops to provide enough feedstock to produce upwards of 100 barrels of fuel per acre per year, effectively transforming agricultural lands into perpetual “drop-in sedimentary oilfields” with the potential to dramatically boost domestic energy resources.

Summary

“In 2026, we plan on increasing our early mover advantage in solar panel recycling as we commission our first industry-scale facility, select and secure the next three sites for processing and storage and rapidly expand our national footprint,” concluded Mr. De Gasperis. “We are winning in the market and continue securing and forging market share from the largest and fasting growing customers while advancing refining development efforts to recover more and higher-purity metals and materials.”

CONFERENCE CALL DETAILS

Comstock’s Chief Executive Officer, Corrado De Gasperis, and its Chief Financial Officer, Judd Merrill, will present an overview of the year end 2025 financial results, upcoming commercial and monetization milestones, and how the Company’s systemic platform is optimizing results on Tuesday, March 24, 2026, via a webinar.

Investors and all other interested parties are invited to register below.

Date:	Tuesday, March 24, 2026

Time:	4:30 p.m. ET

Register:	Webinar Registration

HAVE QUESTIONS? There will be an allotted time following the results presentation for a Q&A session. Unaddressed questions will be reviewed by management and responded to accordingly. You may submit your question(s) beforehand in the registration form (linked above) or by email at: ir@comstockinc.com.

About Comstock Inc.

Comstock Inc. (NYSE: LODE) innovates and commercializes technologies, systems and supply chains that enable, support and sustain clean energy systems by efficiently, effectively, and expediently extracting and converting under-utilized natural resources into reusable metals, like silver, aluminum, gold, and other critical minerals, primarily from end-of-life photovoltaics. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its X.com, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

For investor inquiries:

Judd B. Merrill, Chief Financial Officer

Tel (775) 413-6222

ir@comstockinc.com

For media inquiries:

Zach Spencer, Director of External Relations

Tel (775) 847-7573

media@comstockinc.com

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “forecast,” “seek,” “target,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: expectations regarding the completion of the proposed securities offering, future market conditions; future explorations or acquisitions, divestitures, spin-offs or similar distribution transactions; future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; and future working capital needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: sales of, and demand for, our products, services, and/or properties; industry market conditions, including the volatility and uncertainty of commodity prices; the speculative nature, costs, regulatory requirements, and hazards of natural waste resource identification, exploration, development, availability, recycling, extraction, processing, and refining activities, including operational or technical difficulties, and risks of diminishing quantities or insufficiency of grades of qualified resources;; changes in our planning, exploration, research and development, production, and operating activities; research and development, exploration, production, operating, and other variable and fixed costs; throughput rates, margins, earnings, debt levels, contingencies, taxes, capital expenditures, net cash flows, and growth; restructuring activities, including the nature and timing of restructuring charges and the impact thereof; employment and contributions of personnel, including our reliance on key management personnel; the costs and risks associated with developing new technologies; our ability to commercialize existing and new technologies; the impact of new, emerging, and competing technologies on our business; the possibility of one or more of the markets in which we compete being impacted by political, legal, and regulatory changes, or other external factors over which we have little or no control; the effects of mergers, consolidations, and unexpected announcements or developments from others; the impact of laws and regulations, including permitting and remediation requirements and costs; changes in or elimination of laws, regulations, tariffs, trade, or other controls or enforcement practices, including the potential that we may not be able to comply with applicable regulations; changes in generally accepted accounting principles; adverse effects of climate changes, natural disasters, and health epidemics, such as the COVID-19 outbreak; global economic and market uncertainties, changes in monetary or fiscal policies or regulations, the impact of terrorism and geopolitical events, volatility in commodity and/or other market prices, and interruptions in delivery of critical supplies, equipment and/or raw materials; assertion of claims, lawsuits, and proceedings against us; potential inability to satisfy debt and lease obligations, including because of limitations and restrictions contained in the instruments and agreements governing our indebtedness; our ability to raise additional capital and secure additional financing; interruptions in our production capabilities due to equipment failures or capital constraints; potential dilution from stock issuances, recapitalization, and balance sheet restructuring activities; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to maintain the listing of our securities on any securities exchange or market; and our ability to implement additional financial and management controls, reporting systems and procedures and comply with Section 404 of the Sarbanes-Oxley Act, as amended. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.